                                                                   Exhibit 2.2

                                  SECRETARY OF STATE

                                       [SEAL]

                                    STATE OF NEVADA


                                   CORPORATE CHARTER

I, CHERYL A. LAU, Secretary of State of the State of Nevada, do hereby certify that NIGHTHAWK CAPITAL, INC. did on the THIRTIETH day of DECEMBER, 1993 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


                          IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, this THIRTIETH day of
                          DECEMBER, 1993.

                          /s/ Cheryl Lau,
                              --------------------
     [SEAL]                   Secretary of State

                           by /s/ illegible
                              --------------------
                              Deputy

                         ARTICLES OF INCORPORATION

                                    OF

                          NIGHTHAWK CAPITAL, INC.

Know all men by these presents;

     That I, the undersigned, acting as incorporator for the purpose of forming a corporation under a pursuant to the provisions of Nevada Revised Statutes 78.010 to Nevada Revised Statutes 78.090 inclusive, as amended, and certify that;

                                 ARTICLE I

     The name of this corporation is NIGHTHAWK CAPITAL, INC.

     The name and post office address of the incorporator signing the Articles of Incorporation is Krista Castleton, 3760 So. Highland Drive, Suite 300, Salt Lake City, Utah, 84106. The name and address of the first member of the First Board of Directors is Krista Castleton, 3760 So. Highland Drive, Suite 300, Salt Lake City, Utah, 84106.

                                ARTICLE II

     The Resident Agent of this corporation in Nevada shall be Nevada Corporate Services located at 1800 E. Sahara, Suite 107, Las Vegas, Clark County, Nevada, 89104. Offices for the transaction of any business of the Corporation, and where meetings of the Board of Directors and of Stockholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other state, territory or possession of the United States of America, or in any foreign country as the Board of Directors, may, from time to time determine.

                               ARTICLE III

     The nature of the business and the objects and purpose proposed to be transacted, promoted or carried on by the Corporation is to conduct any lawful activity in accordance with the Laws of the State of Nevada and the United States of America, including but not limited to inventing, developing, marketing, and otherwise exploiting high technology electronic communication systems, both hardware and software components, particularly systems utilizing security coding and protective transmitting and receiving.

     To do each and everything necessary, suitable or proper for the accomplishment of any of the foregoing purposes or the attainment of any one or more of the subjects hereinabove enumerated, or which may at any time appear conducive to or expedient for the protection or benefit of this Corporation, and to do such acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association or corporation. The period of duration of this Corporation is perpetual.

     The foregoing clauses shall be construed as powers as well as objects and purposes and the matters expressed in each clause shall, unless herein otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause shall be regarded as independent objects, purposes and powers and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the Corporation nor shall the expression of one thing be deemed to exclude another not expressed although it be of like nature.


                                ARTICLE IV


     The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 shares, having a par value of $0.001 (one mill) per share. The stock shall be designated as Class "A" voting common stock and shall have the same rights and preferences. The stock of the Corporation shall be nonassessable. Fully paid stock of this Corporation shall not be liable for any further call or assessment. The total capitalization of the Corporation shall be $100,000. The shares of Class "A" common stock shall not be divided into classes and may not be issued in series.


                                 ARTICLE V


No stockholder of the Corporation shall, because of his ownership of stock, have a pre-emptive or other right to purchase, subscribe for or take part of any of the notes, debentures, bonds or other securities convertible into or carrying options for warrants to purchase stock of the Corporation issued, optioned or sold by it after its corporation, except as may be otherwise stated in these Article of Incorporation. Any part of the capital stock and any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warranties to purchase stock of the Corporation authorized by these Articles of Incorporation or by an amended certificate duly filed may at any time be issued, optioned for sale and sold or disposed of by the Corporation pursuant to the resolution of its Board of Directors to such persons and upon such terms as may to such Board of Directors seem proper, without first offering such stock or securities or any part thereof to existing stockholders, except as required in Article IV of these Articles of Incorporation.


                               ARTICLE VI


     Each outstanding share of class "A" common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. Each shareholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such shareholder or by its duly authorized attorney in fact. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy, the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right, whatsoever, to accumulate his or its votes with regard to such election.

                                ARTICLE VII


     The members of the governing board of this corporation shall be called directors. The Board of Directors shall consist of at least one (1) person. The number of directors of this corporation may, from time to time, be increased or decreased by an amendment to the By-Laws in that regard and without the necessity of amending the Articles of Incorporation. A majority of the Directors in office, present at any meeting of the Board of Directors, duly called, whether regular or special, shall always constitute a quorum for the transaction of business, unless the By-Laws otherwise provide. Directors need not be residents of the State of Nevada or stockholder of the Corporation.

                              ARTICLE VIII

     This Corporation shall have a president, a secretary, a treasurer, and a resident agent, to be chosen by the Board of Directors, any person may hold two or more offices.

                               ARTICLE IX

     The capital stock of the Corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the individual stockholders of this Corporation shall not be individually liable for the debts and liabilities of the Corporation, and the Articles of Incorporation shall never be amended as to the aforesaid provisions.

                               ARTICLE X

     The Board of Directors is expressly authorized: (subject to the By-Laws, if any, adopted by the Stockholders)

     1) To make, alter or amend the By-Laws of the Corporation.

     2) To fix the amount in cash or otherwise, to be reserved as working capital.

     3) To authorize and cause to be executed mortgages and liens upon the property and franchises of the Corporation.

     4) To by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorized the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of

Directors.

     5) To sell, lease or exchange all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions as the board deems expedient and for the best interests of the Corporation, when and as authorized by the affirmative vote of the stockholders holding stock in the Corporation entitling them to exercise at least a majority of the voting power given at a stockholders meeting called for that purpose.

                             ARTICLE XI

     In the absence of fraud, no contract or other transaction of the Corporation shall be affected by the fact that any of the Directors are in any way interested in, or connected with, any other party to such contract or transaction, or are themselves, parties to such contract or transaction, provided that this interest in any such contract or transaction of any such director shall at any time be fully disclosed or otherwise known to the Board of Directors, and each and every person who may become a director of the Corporation is hereby relieved of any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested.

                             ARTICLE XII

     No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts of omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

     I, the undersigned, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand.



                      /s/ Krista Castleton
                      --------------------------

State of Utah      )
                   )ss
County of Salt Lake)


     On December 29, 1993 personally appeared before me, the undersigned, a Notary Public, Krista Castleton, known to me the person whose name is subscribed to the foregoing document and acknowledged to me that she executed the same.



                      /s/ Illegible
                      -------------------------
                           Notary Public



                                                           SEAL

               CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                              (AFTER ISSUANCE OF STOCK)

                            Chancellor Group Holdings Inc.
              --------------------------------------------------------
                                NAME OF CORPORATION

     We the undersigned                 SHANE X G RODGERS                  and
                        --------------------------------------------------
                                  PRESIDENT OR VICE PRESIDENT

       SHANE X G RODGERS          of       CHANCELLOR GROUP HOLDINGS INC.
--------------------------------       -------------------------------------
SECRETARY OR ASSISTANT SECRETARY                NAME OF CORPORATION

do hereby certify

     That the Board of Directors of said corporation at a meeting duly convened, held on the day of 21 JULY 1998 adopted a resolution to amend the original articles as follows:

     Article IV is hereby amended to read as follows:

     The aggregate number of shares of common stock which the Corporation shall have authority to issue is 250,000,000 shares, having a par value of $0.001 (one mill) per share. The stock shall be designated class "A" voting common stock and shall have the same rights and preferences. The total common stock capitalization shall be $250,000.

     The Corporation shall further have authority to issue up to $250,000 share of preferred stock. The preferred stock may be divided up into classes with differing rights dividend rates and preferences and privileges and prices as determined by the Board of Directors. The common and preferred stock shall be non-assessable.

-------------------------------------------------------------------------------

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 18,865mm that the said changes (s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                          /s/ illegible
                                          -------------------------------------
                                              PRESIDENT OR VICE PRESIDENT

                                          /s/ illegible
                                          -------------------------------------
                                              SECRETARY OR ASSISTANT SECRETARY


State of Melbourne
         ------------------)
                           )   ss.
County of                  )
         ------------------)

     On 9/9/99 SHANE X G RODGERS personally appeared before me, a Notary Public,

_____________________________________________________________, who acknowledged
  NAMES OF PERSONS APPEARING AND SIGNING DOCUMENTS

that they excuted the above instrument.


                                          /s/ Mandy Gordon
                                          -------------------------------------
                                              MANDY GORDON
       (NOTARY STAMP OR SEAL)                 DEPUTY REGISTRAR
                                              MAGISTRATES COURT OF VICTORIA